Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 30 Rockefeller Plaza New York, New York 10112-0015 212.653.8700 main 212.653.8701 fax www.sheppardmullin.com

October 11, 2017

VIA ELECTRONIC MAIL

Immune Pharmaceuticals Inc.

550 Sylvan Avenue

Englewood Cliffs, NJ 07632

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Immune Pharmaceuticals Inc., a Delaware corporation (the “Company”), in connection with the filing of the Company’s Registration Statement on Form S-1 (File No. 333-220413) (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement and Prospectus relate to the offer and sale by the underwriters identified therein of up to 15,000 units (“Units”), with each unit consisting of one share of the Company’s Series E 8.0% Convertible Preferred Stock, par value $0.01 per share, (the "Preferred Stock") and related warrants to purchase shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company (the “Warrants”), each warrant entitling the holder to purchase a number of shares of common stock par value $0.0001 per share (the “Common Stock”), as specified in the Registration Statement (the “Warrant Shares”). The Preferred Stock are to be convertible into shares of Common Stock (“Conversion Shares”). The Preferred Stock and the Warrants are to be sold by the Company as described in the Registration Statement.

We are delivering this opinion to you at your request in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with rendering this opinion, we have examined and are familiar with (i) the Company’s third amended and restated certificate of incorporation, as amended, (ii) the Company’s by-laws, as amended, (iii) the Registration Statement and the related Prospectus, (iv) the form of the underwriting agreement proposed to be entered into between the Company and the underwriters named therein (the “Underwriting Agreement”) that is filed as Exhibit 1.1 to the Registration Statement; (v) the Form of Warrant that is filed as Exhibit 10.84 to the Registration Statement; (vi) the form of warrant agreement proposed to be entered into by and between the Company and American Stock Transfer & Trust Company, as warrant agent that is filed as Exhibit 10.85 to the Registration Statement; (vii) corporate proceedings of the Company supplied to us, and (viii) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below.

In making the aforesaid examinations, we have assumed (i) assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies; (ii) the accuracy, completeness and authenticity of certificates of public officials, (iii) the due authorization, execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof (except that due authorization by the Company is not assumed), (iv) the approval of the form of the Certificate of Designations, Preferences and Rights of Preferred Stock by the Pricing Committee of the Board of Directors of the Company and its filing with the Secretary of State of the State of Delaware and (v) that the terms of the sale of the Preferred Stock and the Warrants to be sold to the underwriters by the Company will be authorized by the Board of Directors of the Company or the Pricing Committee in accordance with Sections 152 and 153 of the General Corporation Law of the State of Delaware (the “DGCL”). As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.

Our opinion is expressed only with respect to the DGCL and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York. We express no opinion as to whether the laws of any particular jurisdiction apply and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

With respect to the Warrant Shares and the Conversion Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities of the Company and/or adjustments to outstanding securities of the Company cause the Warrants to be exercisable for more shares of Common Stock, or the Preferred Stock or the Warrant Shares to be convertible into, more shares of the Common Stock, than the number of shares that then remain authorized but unissued.

With regard to our opinion concerning the Warrants constituting valid and binding obligations of the Company:

(i)    Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

(ii)    Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.

(iii)    We express no opinion as to any provision of the Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.

(iv)    We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.

On the basis of the foregoing, and in reliance thereon, we are of the opinion (i) that the Preferred Stock, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus, will be valid and binding obligations of the Company, (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, and (iv) the Conversion Shares, when issued upon conversion of the Preferred Stock and the Warrant Shares in accordance with the terms of the Preferred Stock, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of our opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the prospectus comprising a part of the Registration Statement and any amendment thereto.  In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Sheppard Mullin Richter & Hampton LLP
SHEPPARD MULLIN RICHTER & HAMPTON LLP

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